CONSULTING AGREEMENT

     This Consulting Agreement (the "Agreement") is entered into this 1st day of May, 2001 is by and amongst Ohio & Southwestern Energy Co. (the "Company") and Michael A. Littman (The "Consultant").

         WHEREAS, Consultant is skilled in providing legal services, and has provided legal services to Company in the past;

         WHEREAS, the Consultant is due approximately $40,000 as a result of a prior agreement for services with the Company;

         NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration receipt whereof is hereby acknowledged it is agreed.

         1. The Company hereby has engaged the Consultant for legal services and wishes to pay Consultant and has agreed to payment of fees due for services already rendered through issuance of stock.

         2. In partial consideration of the services already provided, Consultant shall receive a fee equal to 5,883 shares of the Company's common stock which shall be issued for $10,000 of the accrual due and owing as a result of prior services rendered to the Company by the Consultant. An additional amount of $10,000 worth of shares shall be registered on Form S-8 each 14 days at the then market bid commencing date hereof until $40,000 in shares has been registered and issued.

         3. The Company will register all the compensation shares pursuant to a registration statement on Form S-8.

         4. Except as otherwise provided herein, any notice or other communication to any party pursuant to or relating to this Agreement and the transactions provided for herein shall be deemed to have been given or delivered when deposited in the United States Mail, registered or certified, and with proper postage and registration or certification fees prepaid, addressed at their principal place of business or to such other address as may be designated by either party in writing.

         5. This Agreement shall be governed by and interpreted pursuant to the laws of the state of Colorado. By entering into this Agreement, the parties agree to the jurisdiction of the Colorado courts with venue in Jefferson, County Colorado. In the event of any breach of this Agreement, the prevailing party shall be entitled to recover all costs including reasonable attorney's fees.

         6. This Agreement may be executed in any number of counterparts, each of which when so executed an delivered shall be deemed an original, and it shall not be necessary, in making proof of this Agreement to produce or account for more than one counterpart.

         IN WITNESS WHEREOF, the parties hereto have subscribed their hands an seals the day and year first above written.

CONSULTANT:                               COMPANY:
Michael A. Littman                          OHIO & SOUTHWESTERN ENERGY CO.


/s/Michael A. Littman                      BY:/s/Ralph Shearing
------------------                         --------------------
Michael A. Littman                         Ralph Shearing, President